UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2012

Continental Resources Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26 - 1657084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101, Apache Junction, AZ 85120
(Address of principal executive offices) (Zip Code)

(480) 288-6530
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On March 27, 2012, Continental Resources Group Inc. (the "Company", "we", "us", or "our") was advised by KBL, LLP, the Company’s independent accounting firm (“KBL”), that the unaudited consolidated financial statements for the three and six months ended September 30, 2011 included in our Quarterly Report on Form 10-Q for that period could no longer be relied upon and will need to be restated.  The restatement of these financial statements relates to the proper accounting treatment for the acquisition of assets of the Company consisting primarily of cash assets and the liabilities on July 22, 2011 by Pershing Gold Corporation (formerly Sagebrush Gold Ltd.) ("Pershing") whereby Pershing issued 76,095,214 shares of its common stock, par value $0.0001 per share (the "Common Stock") as consideration for such assets.

The Company does not anticipate any significant changes in the consolidated balance sheet, or related consolidated statements of operations, changes in stockholders' (deficit) equity or cash flows.   The Company will be amending certain footnote disclosures related to the transaction with Pershing. The Company is presently finalizing the restated consolidated financial statements will file an amended Form 10-Q for the period ended September 30, 2011 as soon as practicable.

Management has apprised the Company’s Board of Directors and has discussed the matters in this Report with KBL.  Management provided KBL with a copy of the disclosure in this Item 4.02 no later than the date that the Company filed such disclosure and requested that its independent accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated March 27, 2012, is filed as Exhibit 7.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description

7.1	Letter from KBL LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES GROUP, INC.

Date: March 27, 2012	By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: President